IMG MUTUAL FUNDS, INC.


                                EXHIBIT # 1(b)

                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 9

                        FORM N-1A REGISTRATION STATEMENT

                             IMG MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         IMG Mutual Funds,  Inc., a Maryland  corporation  (which is hereinafter
called  the   "Corporation),   hereby  certifies  to  the  State  Department  of
Assessments and Taxation of Maryland that:

         FIRST: Pursuant to and in accordance with Section 2-105(c) and Section 2-208.1 of the Maryland General Corporation Law, the aggregate number of shares (each a "Share" and collectively the "Shares") of capital stock that the Corporation, which is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), has the authority to issue is hereby increased to One Hundred Billion (100,000,000,000) Shares, with a par value of $0.001 per Share, for an aggregate par value of One Hundred Million Dollars ($100,000,000).

         (a) Immediately before the increase effected by these Articles Supplementary, the total number of Shares of all series (each a "Series" and collectively, the "Series") and classes that the Corporation had the authority to issue was Four Billion (4,000,000,000) Shares, with a par value of $0.001 per Share, for an aggregate par value of Four Million Dollars ($4,000,000).

         (b) Immediately after the increase effected by these Articles Supplementary, the total number of Shares of all Series and classes that the Corporation has the authority to issue is One Hundred Billion (100,000,000,000) Shares, with a par value of $0.001 per Share, for an aggregate par value of One Hundred Million Dollars ($100,000,000).

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly classified Twenty Four Billion Six Hundred Million (24,600,000,000) Shares of the authorized but unissued and unclassified Shares of the capital stock of the Corporation, par value $0.001 per Share, as follows:

         (a) Five Billion (5,000,000,000) of such Shares shall be classified as a new Series designated as the "Liquid Assets Fund" Series;

         (b) Five Billion (5,000,000,000) of such Shares shall be classified as a new Series designated as the "Municipal Assets Fund" Series;

         (c) Five Billion (5,000,000,000) of such Shares shall be classified as a new Series designated as the "Vintage Government Assets Fund" Series;

         (d) One Billion Six Hundred Million (1,600,000,000) of such Shares shall be classified as a new Series designated as the "Vintage Income Fund" Series;

         (e) One Billion Six Hundred Million (1,600,000,000) of such Shares shall be classified as a new Series designated as the "Vintage Municipal Bond Fund" Series;

         (f) One Billion Six Hundred Million (1,600,000,000) of such Shares shall be classified as a new Series designated as the "Vintage Equity Fund" Series;

         (g) One Billion Six Hundred Million (1,600,000,000) of such Shares shall be classified as a new Series designated as the "Vintage Balanced Fund" Series;

         (h) One Billion Six Hundred Million (1,600,000,000) of such Shares shall be classified as a new Series designated as the "Vintage Aggressive Growth Fund" Series; and

         (i) One Billion Six Hundred Million (1,600,000,000) of such Shares shall be classified as a new Series designated as the "Vintage Limited Term Bond Fund" Series.

         THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has further classified each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series into four classes of Shares, designated as the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, respectively, or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a registration statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. Each such class of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series shall consist of One Billion Two Hundred Fifty Million (1,250,000,000) Shares, par value $0.001 per Share.

         FOURTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has further classified each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series into two classes of Shares, designated as the Class A Shares and the Class B Shares, respectively, or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a registration statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. Each such class of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series shall consist of Eight Hundred Million (800,000,000) Shares, par value $0.001 per Share.

         FIFTH: A description of the Liquid Assets Fund Series, the Municipal Assets Fund Series, the Vintage Government Assets Fund Series, the Vintage Income Fund Series, Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, and of each class thereof, is as follows:

         (a) Except as provided in the Charter of the Corporation and except for the differences, as described below, associated with each of the classes of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series, the Vintage Government Assets Fund Series, the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, the Shares of each such Series shall be identical in all respects with the Shares of the Corporation's other Series - the IMG Core Stock Fund Series and the IMG Bond Fund Series.

         (b) Each of the Class A, Class B, Class C and Class D Shares of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series, and each of the Class A and Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, shall be identical in all respects with the classes of Shares of IMG Core Stock Fund Series and the IMG Bond Fund Series except as provided in the Charter of the Corporation and as follows:

                  (1) The provisions of Article FIFTH (b)(iii) of the Charter of the Corporation shall not apply with respect to the (i) Class A, Class B, Class C or Class D Shares of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series; or (ii) the Class A or Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series.

                  (2) The Class A, Class B, Class C and Class D Shares of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series, and the Class A and Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series; the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administrative or service agreement, plan or other arrangement, however designated) as the Board of Directors may from time to time establish in accordance with the 1940 Act and other applicable law. Any such sales loads or charges or expenses shall be allocated and borne by the Shares of the class to which the sales loads or charges or expenses relate, and shall be appropriately reflected in the net asset value, dividends, distribution and liquidation rights of the Shares of such class.

                  (3) Subject to compliance with the 1940 Act and other applicable law, the holders of Class A, Class B, Class C and Class D Shares of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series, and the holders of Class A and Class B Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series shall have the right to convert or exchange said Shares into Shares of one or more other Series or classes in accordance with such requirements and procedures as may be established by the Board of Directors.

         SIXTH: Prior to the increase in the number of authorized Shares of capital stock of the Corporation from Four Billion (4,000,000,000) Shares to One Hundred Billion (100,000,000,000) Shares pursuant to these Articles Supplementary, and the classification and designation of Twenty Four Billion Six Hundred Million (24,600,000,000) Shares of the authorized but unissued and unclassified Shares of the capital stock of the Corporation pursuant to these Articles Supplementary, the Corporation had the authority to issue Eight Hundred Million (800,000,000) Shares of the IMG Core Stock Fund Series and Eight Hundred Million (800,000,000) Shares of the IMG Bond Fund Series, and Shares of each such Series were further divided into four classes of Two Hundred Million (200,000,000) Shares each, such classes being designated as the Class A or
"Investor"   Shares,   the  Class  B  or  "Select"   Shares,   the  Class  C  or
"Institutional" Shares and the Class D, or "Advisor Shares," respectively, or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a registration statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public.

         After the increase in the number of authorized Shares of capital stock of the Corporation from Four Billion (4,000,000,000) Shares to One Hundred Billion (100,000,000,000) Shares pursuant to these Articles Supplementary, and the classification and designation of Twenty Four Billion Six Hundred Million (24,600,000,000) Shares of the authorized but unissued and unclassified Shares of the capital stock of the Corporation pursuant to these Articles Supplementary, the Corporation has the authority to issue (a) Two Hundred Million (200,000,000) Shares of each of the Class A or Investor, Class B or Select, Class C or Institutional and Class D or Advisor Shares (or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a registration statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public) of each of the IMG Core Stock Fund Series and the IMG Bond Fund Series; (b) One Billion Two Hundred Fifty Million (1,250,000,000) Shares of each of the Class A, Class B, Class C and Class D (or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a registration statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public) of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series; and (c) Eight Hundred Million (800,000,000) Shares of each of the Class A and Class B (or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a registration statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public) of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series. Each of such Shares has a par value of $0.001 per Share.

         SEVENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued Shares of any Series or class of the Corporation's capital stock and to fix or alter all terms thereof to the full extent permitted by the Charter of the Corporation.

         EIGHTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions increasing the aggregate number of Shares of capital stock that the Corporation has authority to issue and classifying and designating the authorized but previously unclassified and undesignated Shares of capital stock of the Corporation as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, IMG Mutual Funds, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Secretary on this 22nd day of December 1997; and its Vice President acknowledges that these Articles Supplementary are the act of IMG Mutual Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST:                                IMG MUTUAL FUNDS, INC.


/s/ Ruth Prochaska                     By: /s/ David W. Miles
(SEAL)
Ruth Prochaska, Secretary              David W. Miles, Vice President